CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No.1 to Form S-1 Registration Statement of EMC Metals Corp., of our report dated February 10, 2012, relating to the consolidated financial statements of EMC Metals Corp., which appears in the Company’s Annual Report on Form 10-K/A Amendment No.2 for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

June 12, 2012